Exhibit 32.1

Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned certifies that to the best of my knowledge:

(1)

the Quarterly Report on Form 10-Q of A. O. Smith Corporation for the quarter ended June 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.

August 5, 2020

/s/ Kevin J. Wheeler
Kevin J. Wheeler
Chairman and Chief Executive Officer